                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                               JURISDICTION OF
NAME                                                            INCORPORATION
----                                                         -------------------
NeoMagic International...................................... Grand Cayman Island
NeoMagic Japan KK........................................... Japan